 Exhibit 10.1
             CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$7,222,290.97	04-24-2013	04-30-2020	25915746			EJD
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “ * * * “ has been omitted due to text length limitations

Borrower:	Premier Financial Bancorp, Inc. 2883 5th Avenue Huntington, WV 25702	Lender:	FIRST GUARANTY BANK First Guaranty Square Banking Center 400 East Thomas Street P.O. Box 2009 Hammond, LA 70401-2009 (985) 345-7685

Principal Amount: $7,222,290.97	Date of Agreement: April 24, 2013

DESCRIPTION OF EXISTING INDEBTEDNESS. PROMISSORY NOTE #25915746 DATED APRIL 30, 2008 IN THE ORIGINAL PRINCIPAL AMOUNT OF $11,550,000.00, WITH A CURRENT PRINCIPAL BALANCE OF $7,222,290.97.

DESCRIPTION OF COLLATERAL.  COMMERICAL PLEDGE AGREEMENT DATED JUNE 30, 2011 (2500 SHARES OF PREMIER BANK, INC., STOCK#2).

DESCRIPTION OF CHANGE IN TERMS.  EFFECTIVE AS OF THE DATE OF THIS AGREEMENT, THE MATURITY DATE IS CHANGED TO APRIL 30, 2020. THE NEW PAYMENT SCHEDULE IS LISTED BELOW.

DOCUMENTATION FEE TO BE COLLECTED IN THE AMOUNT OF $250.00.
INTEREST TO BE COLLECTED THROUGH 4-24-2013 IN THE AMOUNT OF $19,819.53.

ALL OTHER TERMS AND CONDITIONS REMAIN THE SAME.

PAYMENT.  Borrower will pay this loan in 83 principal payments of $86,000.00 each and one final principal and interest payment of $84,581.31.  Borrower's first principal payment is due May 30, 2013, and all subsequent principal payments are due on the same day of each month after that.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 30, 2013, with all subsequent interest payments to be due on the same day of each month after that.  Borrower's final payment due April 30, 2020, will be for all principal and all accrued interest not yet paid.

VARIABLE INTEREST RATE.  The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Prime rate as published in the Money Section of the Wall Street Journal.  When a range of rates has been published, the higher of the rates will be used, (the "Index").  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.   The Index currently is 3.250% per annum.  Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.750 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.000% per annum based on a year of 360 days.  Under no circumstances will the interest rate on this loan be less than 4.000% per annum or more than (except for any higher default rate shown below) the lesser of 10.000% per annum or the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.  This calculation method results in a higher effective interest rate than the numeric interest rate stated in the loan documents.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.

BORROWER:
PREMIER  FINANCIAL BANCORP, INC.

By:  /s/ Robert W. Walker
     ROBERT W. WALKER, President & CEO of PREMIER
     FINANCIAL BANCORP, INC.

LENDER:
FIRST GUARANTY BANK

X   /s/ Eric J. Dosch
   EJD – Dosch, Eric J., Chief Financial Officer